Exhibit 99.1

Plymouth Industrial REIT Closes New $300 Million Unsecured Credit Facilities to
Support Continued Growth

$200 Million Credit Facility and $100 Million Term Loan Have Accordion Feature for an
Additional $200 Million of Borrowing Capacity

BOSTON—(October 8, 2020) Plymouth Industrial REIT, Inc. (NYSE: PLYM) announced that it has entered into a new $300 million unsecured credit facility, comprised of a $200 million revolving credit facility and a $100 million term loan, providing expanded line capacity and greater capital structure flexibility with lower borrowing costs. The unsecured credit facility replaces an existing $100 million secured facility that was set to mature in August 2023, and the $100 million unsecured term loan replaces a $100 million secured term loan that was set to mature later this month.

The new unsecured revolving credit facility has an accordion feature enabling the Company to increase the total borrowing capacity under the credit facility and term loan up to an aggregate of $500 million, subject to certain conditions. The new credit facility matures in October 2024 and has two, six-month extension options, subject to certain conditions, and the new term loan matures in October 2025. Amounts outstanding under the facility and the term loan bear interest at LIBOR (at a floor of 0.30%) plus a margin between 145 to 200 basis points (previously set at 200 to 250 basis points), depending on the Company’s leverage.

Jeff Witherell, Chairman and Chief Executive Officer of Plymouth Industrial REIT, noted, “We continue to make great strides in improving our balance sheet with access to debt and equity capital markets. With this earlier-than-anticipated move to an unsecured credit facility and term loan, we have significantly extended our maturities and provided a more efficient means to support our continued growth. We are pleased with the support of our bank group as well as the expanded commitments from both existing and new relationships.”

KeyBanc Capital Markets, as Lead Arranger, arranged the new facility and term loan. Syndicate lenders included Barclays Bank PLC, JPMorgan Chase Bank, BMO Harris Bank N.A., and CapOne National Association with KeyBank National Association serving as administrative agent.

At closing, Plymouth utilized $81.0 million of the $100 million proceeds under the new term loan to repay, in full, outstanding borrowings under the previous term loan with the balance for working capital and future acquisitions. The Company does not currently have any amounts outstanding under the new credit facility.

About Plymouth

Plymouth Industrial REIT, Inc. is a vertically integrated and self-managed real estate investment trust focused on the acquisition and operation of single and multi-tenant industrial properties located in secondary and select primary markets across the United States. The Company seeks to acquire properties that provide income and growth that enable the Company to leverage its real estate operating expertise to enhance shareholder value through active asset management, prudent property re-positioning and disciplined capital deployment.

Forward-Looking Statements

This press release includes “forward-looking statements” that are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements regarding management's plans, objectives and strategies, constitute forward-looking statements. Such forward-looking statements are subject to a number of known and unknown risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statement, many of which may be beyond our control. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Any forward-looking information presented herein is made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

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Contact:
Tripp Sullivan
SCR Partners
(615) 942-7077
TSullivan@scr-ir.com